Exhibit 99.2

Medley Capital Corporation
Unaudited Pro Forma Condensed Consolidated Financial Statements

On October 8, 2020, Medley Capital Corporation (the “Company”), Great American Life Insurance Company (“GALIC”), MCC Senior Loan Strategy JV I LLC (the “MCC JV”), and an affiliate of Golub Capital LLC (“Golub”) entered into a Membership Interest Purchase Agreement (the “Agreement”) pursuant to which a fund affiliated with and managed by Golub concurrently purchased all of the Company’s interest in the MCC JV and all of GALIC’s interest in the MCC JV for a total purchase price of approximately $156.4 million (subject to various adjustments), resulting in net proceeds (less such adjustments, the credit facility repayments and estimated transaction expenses) of approximately $39.5 million for the Company, on the terms and subject to the conditions set forth in the Agreement, including the representations, warranties, covenants and indemnities contained therein (the “MCC JV Sale”). In connection with the closing of the transaction on October 8, 2020, MCC JV repaid in full all outstanding borrowings under, and terminated, its senior secured revolving credit facility, dated as of August 4, 2015, as amended, administered by Deutsche Bank AG, New York Branch (the “DB Credit Facility Repayment”).

The following unaudited pro forma financial statements of the Company are presented in accordance with Article 11 of Regulation S-X under the Securities Exchange Act of 1934, as amended. The unaudited pro forma condensed consolidated financial statements reflect adjustments to give effect to the MCC JV Sale and indirectly the DB Credit Facility Repayment. In that regard, because the MCC JV constituted an off-balance sheet arrangement with respect to the Company’s financial statements the DB Credit Facility Repayment did not directly impact the Company’s liabilities on a pro forma basis. However, the DB Credit Facility Repayment did impact the net proceeds received by the Company following the MCC JV Sale. The pro forma adjustments related to the MCC JV Sale are collectively referred to as the “Transaction Adjustments”.

The Company's historical balance sheet as of June 30, 2020 has been adjusted to give effect to the Transaction Adjustments as if the related events took place on June 30, 2020. The Company’s historical statements of operations for the nine months ended June 30, 2020 and for the fiscal year ended September 30, 2019 have been adjusted to give effect to the Transaction Adjustments as if the transactions were consummated on October 1, 2018.

The unaudited pro forma condensed consolidated financial information are presented for illustrative purposes only and do not necessarily indicate the consolidated results of operations or the financial position that would have resulted had the Transaction Adjustments been completed at the beginning of the applicable period presented, and should not be taken as representative of the Company’s future consolidated results of operations or financial position. The pro forma adjustments are based on available information and certain assumptions that the Company believes are reasonable. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical consolidated financial statements and related notes contained in the Company’s quarterly report Form 10-Q for the fiscal quarter ended June 30, 2020 and annual report on Form 10-K for the fiscal year ended September 30, 2019, both as filed with the Securities and Exchange Commission.

Medley Capital Corporation
Unaudited Pro Forma Consolidated Statements of Assets and Liabilities
As of June 30, 2020
(in thousands, except share and per share data)

	Historical	Transaction Adjustments		Pro Forma

ASSETS
Investments at fair value
Non-controlled/non-affiliated investments	$116,697			$116,697
Affiliated investments	80,257			80,257
Controlled investments	53,665	(47,135)	(1)	6,530
Total investments at fair value	250,619	(47,135)		203,484
Cash and cash equivalents	52,203	39,451	(1)	91,654
Other assets	2,042			2,042
Interest receivable	663			663
Receivable for dispositions and investments sold	1,302			1,302
Fees receivable	119			119
Total assets	$306,948	$(7,684)		$299,264

LIABILITIES
Notes payable (net of debt issuance costs of $1,134)	$150,732			$150,732
Accounts payable and accrued expenses	4,376			4,376
Interest and fees payable	802			802
Management and incentive fees payable	1,317	(17)	(2)	1,317
		17	(3)
Administrator expenses payable	265			265
Deferred revenue	29			29
Due to affiliate	31			31
Deferred tax liability	50			50
Total liabilities	$157,602	$—		$157,602

NET ASSETS
Common stock, par value $0.001 per share, 100,000,000 common shares authorized, 2,723,711 issued and outstanding	$3			$3
Capital in excess of par value	673,584			673,584
Total distributable earnings/(loss)	(524,241)	(7,684)	(1)	(531,925)
Total net assets	149,346	(7,684)		141,662
Total liabilities and net assets	$306,948	$(7,684)		$299,264

NET ASSET VALUE PER SHARE	$54.83			$52.01

Medley Capital Corporation
Unaudited Pro Forma Consolidated Statements of Operations
For the Nine Months Ended June 30, 2020
(in thousands, except share and per share data)

	Historical	Transaction Adjustments		Pro Forma

INVESTMENT INCOME
Interest from investments
Non-controlled/non-affiliated investments:
Cash	$7,499			$7,499
Payment-in-kind	465			465
Affiliated investments:
Cash	691			691
Payment-in-kind	2,141			2,141
Controlled investments:
Cash	85			85
Payment-in-kind	501			501
Total interest income	11,382	—		11,382
Dividend income	4,725	(4,725)	(4)	—
Interest from cash and cash equivalents	377			377
Fee income	618			618
Total investment income	17,102	(4,725)		12,377

EXPENSES
Base management fees	4,967	(330)	(5)	4,637
Interest and financing expenses	12,312			12,312
General and administrative	3,140			3,140
Administrator expenses	1,743			1,743
Insurance	988			988
Directors fees	960			960
Professional fees, net	(4,797)			(4,797)
Expenses before expense support reimbursement	19,313	(330)		18,983
Expense support reimbursement	(349)	22	(6)	(327)
Total expenses net of expense support reimbursement	18,964	(308)		18,656
NET INVESTMENT INCOME	(1,862)	(4,417)		(6,279)

REALIZED AND UNREALIZED GAIN/(LOSS) ON INVESTMENTS
Net realized gain/(loss) from investments
Non-controlled/non-affiliated investments	(690)			(690)
Affiliated investments	—			—
Controlled investments	(39,076)			(39,076)
Net realized gain/(loss) from investments	(39,766)	—		(39,766)
Net unrealized appreciation/(depreciation) on investments
Non-controlled/non-affiliated investments	(8,423)			(8,423)
Affiliated investments	2,558			2,558
Controlled investments	(17,062)	24,126	(7)	7,064
Net unrealized appreciation/(depreciation) on investments	(22,927)	24,126		1,199
Change in provision for deferred taxes on unrealized (appreciation)/depreciation on investments	(50)			(50)
Net loss on extinguishment of debt	(2,481)			(2,481)
Net realized and unrealized gain/(loss) on investments	(65,224)	24,126		(41,098)
NET INCREASE/(DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$(67,086)	$19,709		$(47,377)

WEIGHTED AVERAGE - BASIC AND DILUTED EARNINGS PER COMMON SHARE	$(24.63)	$7.24		$(17.39)

WEIGHTED AVERAGE - BASIC AND DILUTED NET INVESTMENT INCOME PER COMMON SHARE	$(0.68)	$(1.62)	$(2.31)
WEIGHTED AVERAGE COMMON STOCK OUTSTANDING - BASIC AND DILUTED	2,723,711	2,723,711	2,723,711
DIVIDENDS DECLARED PER COMMON SHARE	$—	$—	$—

Medley Capital Corporation
Unaudited Pro Forma Consolidated Statements of Operations
For the Year Ended September 30, 2019
(in thousands, except share and per share data)

	Historical	Transaction Adjustments		Pro Forma

INVESTMENT INCOME
Interest from investments
Non-controlled/non-affiliated investments:
Cash	$25,368			$25,368
Payment-in-kind	1,755			1,755
Affiliated investments:
Cash	2,198			2,198
Payment-in-kind	2,604			2,604
Controlled investments:
Cash	338			338
Payment-in-kind	2,801			2,801
Total interest income	35,064	—		35,064
Dividend income	8,219	(8,050)	(4)	169
Interest from cash and cash equivalents	712			712
Fee income	2,304			2,304
Total investment income	46,299	(8,050)		38,249

EXPENSES
Base management fees	11,190	(598)	(5)	10,592
Interest and financing expenses	24,049			24,049
General and administrative	7,399			7,399
Administrator expenses	3,324			3,324
Insurance	623			623
Directors fees	1,258			1,258
Professional fees, net	19,323			19,323
Total expenses	67,166	(598)		66,568
NET INVESTMENT INCOME	(20,867)	(7,452)		(28,319)

REALIZED AND UNREALIZED GAIN/(LOSS) ON INVESTMENTS
Net realized gain/(loss) from investments
Non-controlled/non-affiliated investments	(24,762)			(24,762)
Affiliated investments	(7,671)			(7,671)
Controlled investments	(79,740)	(39,124)	(8)	(118,864)
Net realized gain/(loss) from investments	(112,173)	(39,124)		(151,297)
Net unrealized appreciation/(depreciation) on investments
Non-controlled/non-affiliated investments	20,727			20,727
Affiliated investments	(6,864)			(6,864)
Controlled investments	24,635	(8,218)	(7)	16,417
Net unrealized appreciation/(depreciation) on investments	38,498	(8,218)		30,280
Change in provision for deferred taxes on unrealized (appreciation)/depreciation on investments	—			—

Net loss on extinguishment of debt	(2,033)		(2,033)
Net realized and unrealized gain/(loss) on investments	(75,708)	(47,342)	(123,050)
NET INCREASE/(DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$(96,575)	$(54,794)	$(151,369)

WEIGHTED AVERAGE - BASIC AND DILUTED EARNINGS PER COMMON SHARE	$(35.46)	$(20.12)	$(55.57)
WEIGHTED AVERAGE - BASIC AND DILUTED NET INVESTMENT INCOME PER COMMON SHARE	$(7.66)	$(2.74)	$(10.40)
WEIGHTED AVERAGE COMMON STOCK OUTSTANDING - BASIC AND DILUTED	2,723,711	2,723,711	2,723,711
DIVIDENDS DECLARED PER COMMON SHARE	$—	$—	$—

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
(Dollars in thousands)

Pro Forma Assumptions:

(1) Represents pro forma adjustment for the sale of the Company's equity interests in MCC JV as if it took place on June 30, 2020, which incorporated (a) the elimination of the June 30, 2020 fair value of MCC JV ($47,135); (b) proceeds of $41,019 received by MCC on October 8, 2020 less $1,567 of estimated expenses associated with the MCC JV Sale ($39,451) and (c) the balance sheet impact of the resulted net realized loss of $40,686 less the reversal of previously-recognized net unrealized loss of $32,752 ($7,684).

(2) Represents pro forma adjustment for the reduction of base management fees payable to the Company's investment adviser, MCC Advisors LLC ("MCC Advisors") consisting of a reduction in the base management fee payable of $17. The pro forma reduction in the base management fee was attributable to the net realized loss from the MCC JV Sale, which in turn, decreased the average total assets (on which the management fee is calculated) for the quarter then ended.

(3) Represents the reversal of a portion of the expense support agreement waiver (the "ESA waiver") booked for the month ended June 30, 2020 as a result of the decrease in management fees payable.

(4) Represents the elimination of actual dividend income received from MCC JV, assuming the MCC JV Sale took place on October 1, 2018.

(5) Represents pro forma adjustments for the reduction of base management fee expense incurred to MCC Advisors due to the assumed decrease in the average total assets (on which the management fee is calculated), assuming the MCC JV Sale took place on October 1, 2018.

(6) Represents pro forma adjustment to the ESA waiver as a result of the reduction of base management fees incurred to MCC Advisors ($22) during the month ended June 30, 2020, assuming the MCC JV sale took place on October 1, 2018.

(7) Represents elimination of unrealized appreciation/(depreciation) on the MCC JV, assuming the MCC JV Sale took place on October 1, 2018.

(8) Represents realized loss incurred assuming the MCC JV Sale took place on October 1, 2018.